EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Radware Ltd. 1997 Key Employee Share Incentive Plan, of our report dated January 29, 2006, with respect to the consolidated financial statements of Radware Ltd., included in its Annual Report (Form 20-F) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Kost, Forer, Gabbay & Kassierer
Tel-Aviv, Israel	Kost, Forer, Gabbay & Kassierer
June 22, 2006	A Member of Ernst & Young Global